Exhibit 99.2 ORIGIN Phase 3 Topline Results June 2, 2025 © 2025 Vera Therapeutics, Inc. Corporate Presentation.

Forward-looking statements Disclaimer This material has been made available to you with the consent of Vera Therapeutics, Inc. ( we , us , our , or the Company ). Statements in this presentation that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, atacicept's potential to be a transformational treatment for patients with IgAN and a first-in-class therapy, the Company's expectations regarding completing the pivotal Phase 3 ORIGIN 3 trial, the Phase 2 extension study in participants who completed the Phase 2b or Phase 3 ORIGIN trials and the Phase 2 PIONEER trial, atacicept's potential to be a transformational treatment for additional patient cohorts beyond those with IgAN, the Company's expectations regarding initiating clinical trials of atacicept for additional indications, the design and management of the Company's clinical trials, expectations regarding reporting results from such clinical trials and regulatory matters, including the timing and likelihood of success in obtaining drug approvals, the Company’s market opportunity, atacicept's projected launch. Words such as “anticipate,” “plan,” “expect,” “will,” “may,” “potential,” “projected,” “promise” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. These forward- looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company. Such statements reflect the current views of the Company with respect to future events and are subject to known and unknown risks, including business, regulatory, economic and competitive risks, uncertainties, contingencies and assumptions about the Company, including, without limitation, risks related to the regulatory approval process, the potential that results of earlier clinical trials may not be obtained in later clinical trials, risks and uncertainties associated with the Company's business in general, the impact of macroeconomic and geopolitical events, and the other risks described in the Company's filings with the Securities and Exchange Commission. In light of these risks and uncertainties, the events or circumstances referred to in the forward-looking statements may not occur. The actual results may vary from the anticipated results and the variations may be material. These forward-looking statements should not be taken as forecasts or promises nor should they be taken as implying any indication, assurance or guarantee that the assumptions on which such forward-looking statements have been made are correct or exhaustive or, in the case of the assumptions, fully stated in this presentation. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation, and are based on management's assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. Certain data in this presentation are based on cross-study comparisons and are not based on any head-to-head clinical trials. Cross-study comparisons are inherently limited and may suggest misleading similarities or differences. This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Investment in any securities described herein has not been approved or disapproved by the Securities and Exchange Commission or any other regulatory authority nor has any authority passed upon or endorsed the merits of the offering or the accuracy or adequacy of the information contained herein. Any representation to the contrary is a criminal offense. This presentation discusses product candidates that are under clinical study and which have not yet been approved for marketing by the U.S. Food and Drug Administration. No representation is made as to the safety or effectiveness of these product candidates for the use for which such product candidates are being studied. The trademarks included herein are the property of the owners thereof and are used for reference purposes only. Such use should not be construed as an endorsement of such products. 2 © 2025 Vera Therapeutics, Inc. Corporate Presentation

• Founded in 2016 in San Francisco • Atacicept in-licensed in 2020: Potential first-in-class mechanism (dual BAFF/APRIL inhibitor) to transform treatment of autoimmune disease • IPO on Nasdaq May 2021; >$1B raised to date • IgAN Phase 3 read out in June 2025; market launch projected 2026, subject to US approval • Initiating PIONEER trial in broad IgAN and autoimmune kidney diseases this quarter • Led by a top-tier team, near-term target is to unlock pipeline-in-a-product potential APRIL, A proliferation-inducing ligand; BAFF, B cell activating factor; IgAN, immunoglobulin A nephropathy. 3 © 2025 Vera Therapeutics, Inc. Corporate Presentation

Atacicept projected catalysts Catalyst 2025 2026 Phase 3 full enrollment Phase 3 primary endpoint IgAN 4Q BLA submission 1 Projected US launch IgAN Clinical results IgAN, PMN, Clinical results FSGS, MCD Vera holds worldwide, exclusive rights to develop and commercialize atacicept Based on management’s current assumptions. 1. Subject to US FDA approval. BLA, Biologics License Application; FSGS, focal segmental glomerulosclerosis; MCD, minimal change disease; PMN, primary membranous nephropathy. 4 © 2025 Vera Therapeutics, Inc. Corporate Presentation

Strong Financial Position ~$590M ~63.7M Cash, cash equivalents, Shares outstanding (as of 5.01.25) and marketable securities (as of 3.31.25) 5 © 2025 Vera Therapeutics, Inc. Corporate Presentation

B cell modulation via dual BAFF/APRIL inhibition represents a potential paradigm shift in how we treat patients with autoimmunity



Autoimmune disease
BAFF
APRIL
B cell
Autoantibodies bind to autoantigens

- Autoantigens and autoantibodies mediate autoimmune disease
- B cells are source of autoantibodies → target cell of interest for therapeutic intervention
- B cells fueled by two cytokines, BAFF and APRIL



TACI receptor
Fc domain of IgG1
$t_{1/2}$=35 days[1]
BAFF Kd 1.45 nM[2]
APRIL Kd 0.672 nM[2]

Atacicept

- Rationally designed therapeutic of modern biotechnology
- Native TACI-Fc fusion: soluble protein binds BAFF and APRIL with nanomolar potency
- Offers the promise of precision modulation of B cells and autoantibodies

Fc, fragment crystallizable; IgG1, immunoglobulin G1; Kd, dissociation constant; TACI, transmembrane activator and calcium-modulator and cyclophilin ligand.
1. Willen D, et al. Eur J Drug Metab Pharmacokinet 2020;45(1):27-40; 2. Vera data on file.

6 © 2025 Vera Therapeutics, Inc. Corporate Presentation

Inhibition of immune complex formation in IgAN offers the potential to avoid end stage kidney disease over a patient’s lifetime 80 5-year mean mortality 72 in ESKD comparable 60 to 3 most prevalent 59 cancers in US 40 36 20 9 0 Lung ESKD Colorectal Breast Cancer Cancer Cancer ESKD, end stage kidney disease. 1. US CDC Cancer Statistics; 2. Thurlow JS, et al. Am J Nephrol 2021 (data for ESKD resulting from all kidney disease). 7 © 2025 Vera Therapeutics, Inc. Corporate Presentation 1,2 5-Year % Mortality in US

Robert M. Brenner, M.D. Chief Medical Officer 8 © 2025 Vera Therapeutics, Inc. Corporate Presentation

Lead opportunity: IgAN is a disease of B cell origin with kidney pathology


B Cell Activation
BAFF
TACI
B cell
APRIL
Formation of Circulating Immune Complexes
Autoantigen (Gd-IgA1)
Autoantibody (anti-Gd-IgA1)
Immune Complex Deposition Leading to Glomerulonephritis and Kidney Damage
Glomerulus

1. BAFF and APRIL are upregulated and activate B cells via the TACI receptor
2. Activated B cells produce autoantigen (Gd-IgA1) and autoantibodies (anti-Gd-IgA1)…
3. …forming immune complexes…
4. …which deposit in the mesangium, resulting in glomerular inflammation (nephritis)…
5. …and progressive kidney injury with hematuria, proteinuria, and eGFR decline

eGFR, estimated glomerular filtration rate; Gd-IgA1, galactose-deficient immunoglobulin A1.
Cheung CK, et al. Frontiers Nephrol 2024.

9 © 2025 Vera Therapeutics, Inc. Corporate Presentation

We believe an ideal IgAN disease modifying therapy would be expected to… Reduce immune complexes Resolve inflammation (Gd-IgA1) (hematuria) Reduce proteinuria Stabilize eGFR 10 © 2025 Vera Therapeutics, Inc. Corporate Presentation

Phase 2b long-term results consistent with IgAN disease modification Including eGFR profile consistent with the general population of -1 mL/min/year Reduction in Gd-IgA1 Resolution of hematuria 0 0 -15 -20 -30 -40 -45 -60 -75% -60 -80 -66% -75 -100 0 12 24 36 48 60 72 96 0 12 24 36 48 60 72 84 96 Week from First Atacicept Dose Week from First Atacicept Dose n= 111 108 78 107 79 29 77 74 n= 63 62 60 60 61 61 43 41 40 Reduction in proteinuria eGFR stabilization 0 10 5 -20 Slope 0 -0.6 mL/min/year -40 -5 2 Annualized eGFR slope of -0.6 mL/min/1.73 m per year -52% Mean eGFR change from baseline -60 -10 0 12 24 36 48 60 72 84 96 0 12 24 36 48 60 72 84 96 Week from First Atacicept Dose Week from First Atacicept Dose n=113 110 107 109 109 108 78 74 75 n=112 110 108 108 109 108 78 76 75 Atacicept group includes all participants receiving any atacicept dose at each timepoint, with baseline (BL) defined as the last available measurement prior to the first dose of atacicept. Data from weeks 0 to 60 includes participants who switched from placebo to atacicept. 1. Percentage changes from BL computed using FDA-endorsed mixed-effects modeling; 2. Percentages represent change from BL in number of participants with hematuria at each visit divided by number with BL hematuria; 3. Changes from BL in eGFR analyzed using mixed-effects model for repeated measures analysis, and least-squares estimation and standard error (SE) estimated directly from model; eGFR slope analyzed using mixed-effects model with random intercept and random slope, and mean slope and SE estimated directly from model. Barratt J, et al. JASN 2024. UPCR, urine protein to creatinine ratio. 11 © 2025 Vera Therapeutics, Inc. Corporate Presentation Mean ± SE % Change from BL Mean ± SE % Change from BL 1 1 in UPCR in Gd-IgA1 Mean ± SE Change from Change from BL 3 2 2 BL in eGFR, mL/min/1.73m in % Participants (95% CI)

ORIGIN Phase 3 Study Design


Double-Blind Treatment
Open-Label Extension
Placebo
Atacicept 150 mg SC QW
Atacicept 150 mg SC QW
Week 0
36
104
156
1° Endpoint
UPCR: n=203
2° Endpoint
eGFR: n=431
Fully enrolled

Key Inclusion Criteria

- Patients ≥18 years old with biopsy-proven IgAN and high risk of disease progression
- Stable and optimized RASi for ≥12 weeks, use of SGLT2i allowed
- UPCR-24h ≥1.0 g/g or UP ≥1.0 g per 24h
- eGFR ≥30 mL/min/1.73 m^2
- Blood pressure ≤150/90 mmHg

Key Endpoints

- Primary efficacy: UPCR-24h at week 36 ◆ to support potential accelerated approval
  - >90% power at week 36
- Key secondary: eGFR change up to week 104 ◇
  - 90% power for eGFR Δ 4 mL/min at week 104
- Safety

- Operational efficiency leveraging similar trial design and worldwide sites as ORIGIN 2b
- Same self-administered SC formulation and dose as used in ORIGIN 2b

RASi, renin-angiotensin system inhibitor; SC, subcutaneous; SGLT2i, sodium-glucose cotransporter-2 inhibitor. ClinicalTrials.gov NCT04716231.

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© 2025 Vera Therapeutics, Inc. Corporate Presentation

ORIGIN Phase 3 interim analysis set participant disposition 1 203 randomized and treated 106 atacicept 97 placebo 7 discontinued treatment 13 discontinued treatment Treatment 99 (93%) 84 (87%) ongoing 1. 204 participants were randomized, 1 participant was not treated. 13 © 2025 Vera Therapeutics, Inc. Corporate Presentation

Demographics and baseline characteristics of ORIGIN 3 and ORIGIN 2b ORIGIN 3 Interim Analysis Set ORIGIN 2b Atacicept Placebo Total Total n=106 n=97 n=203 N=116 Age, median (range), y 40 (18, 72) 39 (19, 70) 40 (18, 72) 37 (18, 67) Male sex, n (%) 57 (54) 58 (60) 115 (57) 69 (59) Race, n (%) White 46 (43) 42 (43) 88 (43) 62 (53) Asian 59 (56) 52 (54) 111 (55) 51 (44) Black or African American 0 1 (1) 1 (0.5) 0 Native Hawaiian or other Pacific Islander 0 1 (1) 1 (0.5) 1 (1) Other/not reported 1 (1) 1 (1) 2 (1) 2 (2) Hispanic/Latino ethnicity, n (%) 14 (13) 6 (6) 20 (10) 4 (3) 2 eGFR, mean ± SD, mL/min/1.73 m 65 ± 28 65 ± 29 65 ± 28 63 ± 27 UPCR by 24h urine, mean ± SD, g/g 1.7 ± 0.9 1.8 ± 1.2 1.7 ± 1.0 1.6 ± 0.9 Time since biopsy, mean ± SD, y 2.5 ± 2.6 2.5 ± 2.4 2.5 ± 2.5 2.8 ± 2.8 SGLT2i use, n (%) 59 (56) 49 (51) 108 (53) 16 (14) 14 © 2025 Vera Therapeutics, Inc. Corporate Presentation

ORIGIN Phase 3 UCPR results at week 36 1 Deeper reduction than observed in Phase 2b (35%) 15 Δ 42% p<0.0001 Atacicept, n=103 Placebo, n=95 0 -7% -15 -30 -45 -46% -60 Other prespecified endpoints achieved similar or better results compared to those observed in 2 ORIGIN Phase 2b (per FDA guidance, Vera is not sharing eGFR results at this time) 1. Lafayette R, et al. Kidney Int 2024; 2. Barratt J, et al. JASN 2024. 15 © 2025 Vera Therapeutics, Inc. Corporate Presentation Mean ± SE % Change from baseline in UPCR

The safety profile of atacicept was favorable, and comparable to placebo

Participants, n (%)	Atacicept n=214	Placebo n=214	Total n=428
Adverse events	127 (59)	107 (50)	234 (55)
Serious adverse events[1]	1 (0.5)	11 (5)	12 (3)
Adverse events leading to drug discontinuation[2]	2 (1)	8 (4)	10 (2)
Adverse events of infections and infestations	68 (32)	60 (28)	128 (30)
Serious or severe infections and infestations	0	3 (1)	3 (1)
Opportunistic infections	0	0	0
Study drug related adverse events[3]	63 (29)	22 (10)	85 (20)
Adverse events associated with injection site reactions[4]	51 (24)	11 (5)	62 (14)
Hypersensitivity reactions	8 (4)	14 (7)	22 (5)
Adverse events leading to death	0	0	0

Analysis of safety population (all participants randomized and treated) as of interim data cut on 15-May-2025.

1. Atacicept: cholecystitis; Placebo: gastroenteritis, lower respiratory tract infection, pneumonia, pyelonephritis, IgA nephropathy, renal impairment, acute myocardial infarction, transplant rejection, hyponatremia, osteonecrosis, ovarian epithelial cancer, carotid artery aneurysm, hypertension, acute cholecystitis. Participant incidence = 0.5% for each serious adverse event. 1 placebo serious adverse event was deemed related to study drug.
2. Discontinuations in the 2 atacicept participants were due to eczema and erythema.
3. Majority were mild to moderate injection site reactions that did not lead to discontinuation.
4. Injection site reactions among atacicept recipients were largely characterized by injection site erythema, bruising, and pruritis.

16 © 2025 Vera Therapeutics, Inc. Corporate Presentation

Next steps and acknowledgements • Full results to be submitted for presentation at ASN and peer-reviewed publication, anticipated 4Q 2025 • Vera plans to meet with FDA in the coming weeks to discuss these results and the regulatory pathway • Vera currently plans to submit a BLA for accelerated approval to the US FDA in 4Q 2025 • ORIGIN 3 trial continues; two-year results expected in 2027 These promising results would not be possible without the study participants, their families and caregivers, the study investigators and staff, our research partners, and the Vera team for their commitment and dedication to this important research ASN, American Society of Nephrology. 17 © 2025 Vera Therapeutics, Inc. Corporate Presentation

Matt Skelton Executive Vice President, Commercial 18 © 2025 Vera Therapeutics, Inc. Corporate Presentation

Estimated IgAN Epidemiology in 2032 1 US IgAN Prevalence: ~0.04% of US Population (360.5M) + ~40K Low Risk ~160K 2 (~24% of patients) + ~30K Moderate Risk 2 (~20% of patients) ~90K High Risk 2 (~56% of patients) Phase 3 population Phase 2 study ongoing BAFF/APRIL inhibition Patient counts rounded to nearest 1,000. 1. ClearView Partners Analysis; 2. Pitcher D, et al. Clin J Am Soc Nephrol 2023. Low risk assumed to be 0–0.44 g/g UPCR, moderate risk assumed to be 0.44–0.88 g/g, high risk assumed to be >0.88 g/g; percentage of patients per proteinuria category in study population 1 applied to estimated US IgAN prevalence. 19 © 2025 Vera Therapeutics, Inc. Corporate Presentation

Nephrologists are spread across multiple sites of care, with office-based settings expected to be the focus of the most growth in the market Key Nephrology Call Points Rare Common CKD Acute Causes of CKD Causes of CKD Complications Kidney Injury Primary Glomerular Anemia SHPT Bypass Transplant Diabetes Disease Hyperphosphatemia Sepsis (ie, IgAN, pMN) Hypertension Hyperkalemia Toxins Nephrology Office Nephrology Office Dialysis Clinic/Office Inpatient Inpatient/Nephrology Office Projected market growth +++ ++ +−− High unmet need, premium Large patient Large market size with High unmet need, with Lack of innovative pricing potential, population with effective treatments, though no therapies beyond entrenched players, emergence of innovative enduring unmet need lack of recent innovation supportive care and increasing assets in development prevalence of ESKD CKD, chronic kidney disease; SHPT, secondary hyperparathyroidism. 20 © 2025 Vera Therapeutics, Inc. Corporate Presentation

Atacicept profile performed well in survey with nephrologists

- ORIGIN 2b 96-week results associated with nephrologists' awareness of atacicept, highlighted by strong performance across key metrics
  - Unaided awareness of atacicept and BAFF/APRIL inhibitors increased–higher than APRIL-only mechanism of action
  - More nephrologists prefer dual BAFF/APRIL vs APRIL-only MOA attributing dual action as **addressing source of disease** and clinical data presented
  - Nephrologists are **increasingly impressed** with potential advancement offered by atacicept for IgAN patients

- Nephrologists cite identifying appropriate patients for IgAN therapy as key challenge and unmet need
- With expanding therapeutic landscape for IgAN, **treatment strategies are evolving** to incorporate newer therapies **earlier in treatment algorithm and at lower proteinuria thresholds**
- Anticipated updated **KDIGO guidelines are likely to foster further evolution** of IgAN treatment paradigm

SPHERIX GLOBAL INSIGHTS | REALTIME DYNAMIX

Spherix Realtime Dynamix US IgAN Q4 2024 (N=100 nephrologists), page 4.

21 © 2025 Vera Therapeutics, Inc. Corporate Presentation

vera therapeutics

Nephrologists viewed atacicept as a desirable pipeline therapy for IgAN Most Desired IgAN Pipeline Agent % of familiar respondents (rated familiarity of product >3 on a 10-point scale) Most desired 2nd most desired 3rd most desired Rank top 3 73% 68% 16% 12% 48% 43% 26% 37% 18% 35% 18% 14% 16% 10% 14% 30% 15% 6% 20% 14% 15% 6% 7% atacicept sibeprenlimab povetacicept zigakibart ravulizumab IONIS-FB-LRx n=73 n=65 n=56 n=61 n=71 n=50 Considering the pipeline agents listed below, please rank order the TOP THREE that you would most like to see approved for use in IgAN. | Why did you rank [XX] as your most preferred IgAN therapy in development? Spherix Realtime Dynamix US IgAN Q4 2024, page 17. 22 © 2025 Vera Therapeutics, Inc. Corporate Presentation

Atacicept product profile is compelling to nephrologists

Perceived Impact (high → low)

Factor	Rationale
Atacicept eGFR stabilization (Ph2b data)	**Key driver of preference** / potential use
Mechanism of action / disease-modifying therapy	HCPs find this attribute compelling; **Gd-IgA1 reduction serves as evidence** for academic clinicians
Availability of long-term (96 week) data	HCPs note that **atacicept can potentially reduce number of treatments needed to delay dialysis** / kidney failure
Appropriate for patients with >1 g/g UPCR, eGFR decline of 2.5 mL/min/y	**This patient type identified as appropriate for treatment** from patient case exercise
Other biopsy findings, hematuria not required to prescribe atacicept	While these may increase motivation to prescribe, **HCPs are willing to prescribe without these**

Source: Primary Market Research, N=15 Nephrologists (11/2024).

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© 2025 Vera Therapeutics, Inc. Corporate Presentation

vera therapeutics

Premium pricing in the IgAN space 1 Annual Prices for Approved IgAN Therapies $566,500 $162,500 $158,716 $151,259 Filspari Tarpeyo Vanrafia Fabhalta 1. As of May 30, 2025. *Price for Tarpeyo reflects the 9-month recommended course of treatment. Full 12 month course of treatment would be $213,010. 24 © 2025 Vera Therapeutics, Inc. Corporate Presentation

IgAN market and atacicept have many hallmarks of an attractive commercial opportunity

IgAN Market



- We believe the nephrology market is ripe for disruption due to low levels of approved product saturation
- Large market with unmet need
- Growing market with IgAN[1]
- Favorable payer mix[2]

Atacicept



- Potentially differentiating product attributes
- eGFR data highly valued with enthusiastic support from therapeutic experts and advisory boards[3]
- Experienced commercial team in place and ready to execute on launch if approved
- Exciting lifecycle opportunities

1. ClearView Healthcare Partners Analysis; 2. Bluepath Solutions research conducted in Q4 2024; 3. Spherix Realtime Dynamix US IgAN independent survey conducted in Q4 2024 and advisory boards conducted by Vera Therapeutics.

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© 2025 Vera Therapeutics, Inc. Corporate Presentation

Marshall Fordyce, M.D. Founder and Chief Executive Officer 26 © 2025 Vera Therapeutics, Inc. Corporate Presentation

Atacicept has potential in multiple large markets, with an initial focus in nephrology MG DM Type 1 Other Potential Future Indications AIHA APS CAD Hematology ITP Sjogren’s SLE SSc Rheumatology IgAN PMN FSGS, MCD LN 1 Nephrology AIHA, autoimmune hemolytic anemia; APS, antiphospholipid syndrome; CAD, cold agglutinin disease; DM, diabetes mellitus; ITP, immune thrombocytopenia; LN, lupus nephritis; MG, myasthenia gravis; SLE, systemic lupus erythematosus; SSc, systemic sclerosis. 1. Atacicept is currently being evaluated in IgAN, PMN, FSGS, and MCD. 27 © 2025 Vera Therapeutics, Inc. Corporate Presentation

Vera retains optionality to expand in autoimmune kidney disease & beyond US prevalence estimates ~230K Potential Future Indications 1-10 + ~70K Rheumatology Sjogren’s, SLE, SSc, LN 1 ~160K Hematology Non-IgAN AIHA, APS, CAD, ITP autoimmune kidney disease Other PMN, FSGS, MCD DM Type 1, MG and Expanded IgAN BAFF/APRIL inhibition Vera Therapeutics corporate estimates for peak year prevalence based on 1. ClearView Healthcare Partners Analysis; 2. US Census 2023; 3. McGrogan A. Nephrol Dial Transplant 2011; 4. Couser ASN 2017; 5. Beck LH. N Engl J Med 2009; 6. Filler G. Am J Kidney Dis 2003; 7. Troyanov S. J Am Soc Nephrol 2005. 8. Hommos MS. Mayo Clin Proc 2017; 9. Hengel FE. N Engl J Med 2024; 10. Vivarelli M. Clin J Am Soc Nephrol 2017. 28 © 2025 Vera Therapeutics, Inc. Corporate Presentation

PIONEER: Operationally efficient Phase 2 basket trial in expanded IgAN and anti-PLA2R & anti-nephrin podocytopathies Atacicept 150 mg SC QW Population 1, n ≤120 1 Expanded IgAN populations Week 0 52 Key Endpoints Population 2, n ≤40 • Primary: UPCR change Anti-PLA2R podocytopathy • Key secondary: eGFR change (PMN) • Exploratory: – Gd-IgA1 change – Change in percentage of participants with hematuria Population 3, n ≤40 – Change in anti-PLA2R antibodies Anti-nephrin podocytopathy – Change in anti-nephrin antibodies (MCD/FSGS) • Safety PLA2R, phospholipase A2 receptor. 2 1. 8 cohorts: adult IgAN with UPCR 1 to <5 g/g and eGFR 20 to <30 mL/min/1.73 m ; adult IgAN with UPCR 0.5 to 1.0 g/g; adult IgAN with UPCR ≥5.0 g/g; adult IgAN with UPCR 1 to <5 g/g and eGFR ≥30 mL/min/1.73m2; adult recurrent IgAN post kidney transplant; pediatric (10 to <18 y) IgAN with UPCR 0.5 to <5 g/g; adult IgA vasculitis nephritis; and pediatric IgA vasculitis nephritis (10 to <18 y). 29 © 2025 Vera Therapeutics, Inc. Corporate Presentation

Vera Pipeline Research & Discovery Preclinical Clinical Marketed Phase 3 IgAN Atacicept PMN, FSGS, MCD Phase 2 Potential future autoimmune indications Potential future VT-109 autoimmune indications MAU868 BK virus Phase 2 Vera holds worldwide, exclusive rights to develop and commercialize 1 atacicept, VT-109 , and MAU868 1. These rights are for all therapeutic, prophylactic, diagnostic, and treatment uses in all fields. 30 © 2025 Vera Therapeutics, Inc. Corporate Presentation

Q&A Marshall Fordyce, M.D. Founder and Chief Executive Officer Vera Therapeutics Robert M. Brenner, M.D. Chief Medical Officer Sean Grant Chief Financial Officer Matt Skelton Executive Vice President, Commercial Jonathan Barratt, Ph.D., F.R.C.P. Mayer Professor of Renal Medicine University of Leicester 31 © 2025 Vera Therapeutics, Inc. Corporate Presentation

© 2025 Vera Therapeutics, Inc.